EXHIBIT 10.d

                                      LEASE

         THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the 8th day of June, 1999 by and between ACP Office I LLC ("Landlord"), whose address for purposes hereof is 444 Brickell Avenue, Suite 1001, Miami, Florida 33131 and LEGAL CLUB OF AMERICA CORPORATION a Florida corporation ("Tenant"), whose addresses for purposes hereof is 1500 NW 62nd Street, Suite 404, Fort Lauderdale, Florida 33309.

PREMISES

              1. Subject to and upon the terms, provisions, covenants and conditions set forth in this Lease, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord leases, demises and lets to Tenant and Tenant leases, demises and lets from Landlord those certain premises (the "Premises" or "Leased Premises") in the Office Park located at 1601 N. Harrison Parkway, Sunrise, Florida 33323, Building A ("The Building") such Premises being more particularly described as follows:

              Building A, Suite 200, which is agreed by Landlord and Tenant to consist of 14,186 square feet of Net Rentable Area as approximately reflected on the floor plan attached as Exhibit "A".

TERM

              2. This Lease shall be for the term of eighty-four (84) calendar months (the "Lease Term" or "Term"), commencing on July 1, 1999 (Commencement Date") unless sooner terminated or extended as provided herein. Upon substantial completion of tenant improvements, defined as completion of items required of Landlord on Exhibit "B" (exclusive of punch list items), occupancy by Tenant of any part of premises or Landlord's receipt of a temporary or final certificate of occupancy, Tenant agrees to execute a Tenant Acceptance Letter (attached as "Exhibit D") acknowledging acceptance of premises and the commencement of the lease.

              If Tenant, with Landlord's consent, shall occupy the Premises prior to the beginning of the term as specified above, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and rent for such period shall be paid by Tenant at the same rate herein specified.

              Tenant acknowledges that the Premises are currently occupied by another tenant. In the event Landlord is unable to deliver possession of the Premises to Tenant on July 1, 1999, the Commencement Date shall be amended to reflect the date Premises are delivered to Tenant. Landlord shall not be liable for any damages due to delay in delivery of the Premises.

BASE RENT

              3. Tenant shall pay Landlord a total "Base rent" of One Million Two Hundred Thirty-four Thousand Seven Hundred Eighty-four and 92/100 Dollars ($1,234,784.92) in monthly installments of, and computed at, Base Rent Rates as follows:

                           RATE PER AGREED
                             NET RENTABLE        MONTHLY
            LEASE MONTHS      SQUARE FOOT      INSTALLMENT       TOTAL BASE RENT
            ------------      ----------       -----------       ---------------
               1 -  3            $0.00          $0.00              $0.00
               4 - 12            $11.75         $13,890.46         $125,014.14
              13 - 24            $12.10         $14,304.22         $171,650.60
              25 - 36            $12.46         $14,729.80         $176,757.56
              37 - 48            $12.83         $15,167.20         $182,006.38
              49 - 60            $13.21         $15,616.42         $187,397.06
              61 - 72            $13.61         $16,089.29         $193,071.46
              73 - 84            $14.02         $16,573.98         $198,887.72


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              Each payment shall be without any offset or deduction whatever, on or before the first day of the month, in lawful (legal tender for public or private debts) money of the United States of America, at the Management Office of the Building or elsewhere as designated from time to time by Landlord's written notice to Tenant.

              In addition to Base Rent, Tenant shall pay to Landlord each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of rentals collected therefor. Nothing herein shall, however, be taken to require Tenant to pay any part of any Federal and State Taxes on income imposed upon Landlord.

              If a Rent payment is not received within five (5) business days after its due date, Landlord shall be entitled, in addition to any other remedy that may be available, to an administrative fee and late charge of five percent (5%) of the rent payment or Two Hundred Dollars ($200.00), whichever amount is greater.

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ADDITIONAL RENT

           3.A. In addition to the Base Rent, Tenant shall pay to Landlord as "Additional Rent" "Tenant's proportionate share of Operating Expenses" and "Tenant's proportionate share of Taxes". As used herein the term:

              (1) "Tenant's proportionate share of Operating Expenses" shall mean the percentage which the Net Rentable Area then leased by Tenant bears to the total Net Rentable Area contained in the Project; Tenant's proportionate share of Operating Expenses is specified to be 2.3%. "Tenant's proportionate share of Taxes" shall mean the percentage of the Net Rentable Area then leased by Tenant bears to the percentage of the tax bill allocated to the Building in which Tenant leases space. The tax bill allocation of Building A is 6.2% of the Project, therefore, Tenant's proportionate share of Taxes of the Project is specified to be 3.1%.

              (2) "Operating Expenses" shall mean all expenses, costs and disbursements, of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, maintenance and/or operation of the Project and Common Areas and land on which they are located, (which shall not include cost of individual tenant improvements, management or marketing cost associated with leasing activities). By way of explanation and clarification, but not by way of limitation, these Operating Expenses will include the following:

                     (a) Wages and salaries of all employees engaged in operation and maintenance of the Building, employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, pension or retirement benefits, and any other fringe benefits for such employees.

                     (b) All supplies and materials used in operation and maintenance of the Project.

                     (c) Cost of all utilities, including water, sewer, electricity, gas and fuel oil used by the Project and not charged directly to another tenant.

                     (d) Cost of Project management, janitorial services, accounting and legal services, ground lease payments, trash and garbage removal, servicing and maintenance of all systems and equipment including, but not limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, security and fire alarms, fire pumps, fire extinguishers and hose cabinets, mail chutes, guard service, alarm system, painting, window cleaning, landscaping and gardening.

                     (e) Cost of casualty and liability insurance applicable to the Project and Landlord's personal property used in connection therewith.

                     (f) Cost of capital improvements, provided said capital improvements are intended to reduce other Operating Expenses or are a result of government requirements, excluding any such capital improvements required to cure existing violations of law as of the date hereof. Said capital improvements shall be amortized over their deemed useful life.

                     (g) Costs arising from implementation of Legal Requirements of Legal Authorities (defined below).

                     Landlord agrees to maintain accounting books and records reflecting Operating Expenses of the Project in accordance with generally accepted accounting principles.

              (3) "Taxes" shall mean all impositions, taxes, assessments (special or otherwise), water and sewer charges and rents, and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever (except only those taxes of the following categories: any inheritance, estate succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising from or out of the Project and/or the land on which it is located) attributable in any manner to the Project, the land on which the Project is located, the ground leasehold interest of Landlord, or the rents (however the term may be defined) receivable therefrom or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner.

              (4) Landlord shall notify Tenant within ninety (90) days after the end of each calendar year hereafter ensuing during the Term, of the amount which Landlord estimates (as evidenced by budgets prepared by or on behalf of Landlord) will be the amount of Tenant's proportionate share of Operating Expenses and Tenant's proportionate share of Taxes for the then current calendar year and Tenant shall pay such sum in advance to Landlord in equal monthly installments, during the balance of said calendar year, on the first day of each remaining month in said calendar year commencing on the first day of the first month following Tenant's receipt of such notification. Within ninety (90) days following the end of each calendar year during the Term hereof, Landlord shall submit to Tenant a statement showing the actual amount which should have been paid by Tenant with respect to Operating Expenses and Taxes for the past calendar year, the amount thereof actually paid during that year by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Within thirty (30) days after receipt by Tenant of said statement, Tenant shall have the right in person to inspect Landlord's books and records, at Landlord's office, during normal business hours, after four days' prior written notice, showing the Operating Expenses and Taxes for the Project for the calendar year covered by said statement. Said statement shall become final and conclusive between the parties, their successors and assigns as to the matters set forth therein unless Landlord receives written objections with respect thereto within said thirty (30) day period.

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       Any balance shown to be due pursuant to said statement shall be paid by
       Tenant to Landlord within thirty (30) days following Tenant's receipt thereof and any overpayment shall be immediately credited against Tenant's obligation to pay expected additional rent in connection with anticipated increases in Operating Expenses and Taxes or, if by reason of any termination of the Lease no such future obligation exists, refunded to Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by Landlord to Tenant, pursuant to the terms hereof, because of any objection which Tenant may raise with respect thereto and Landlord shall immediately credit any overpayment found to be owing to Tenant against Tenant's proportionate share of Operating Expenses and Taxes for the then current calendar year (and future calendar years, if necessary) upon the resolution of said objection or, if at the time of the resolution of said objection the Term has expired, immediately refund to Tenant any overpayment found to be owing to Tenant.

              With respect to calendar year 1999, Landlord estimates Tenant's Operating Expenses and Taxes, exclusive of electricity and janitorial services, to be $4.50 per rentable square foot. Tenant's monthly payment for its proportionate share of estimated Operating Expenses and Taxes shall be $5,319.75, ("Additional Rent") exclusive of sales or other required taxes.

              Each payment shall be without any offset or deduction whatever, on or before the first day of the month, in lawful (legal tender for public or private debts) money of the United States of America, at the Management Office of the Building or elsewhere as designated from time to time by Landlord's written notice to Tenant.

              In addition to Additional Rent, Tenant shall pay to Landlord each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of rentals collected therefor. Nothing herein shall, however, be taken to require Tenant to pay any part of any Federal and State Taxes on income imposed upon Landlord.

              B. Additional Rent due by reason of the provisions of subsection 3A and this subsection 3B for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the termination date of the Lease; the Operating Expenses and Taxes for the calendar year during which the Lease terminates shall be prorated according to that portion of said calendar year that this Lease was actually in effect. Tenant expressly agrees that Landlord, at Landlord's sole discretion, may apply the security deposit specified in section 5 hereof, if any, in full or partial satisfaction of any additional rent due for the final month of this Lease by reason of the provisions of subsection 3A and this subsection 3B. If said security deposit is greater than the amount of any such additional rent and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease, then Landlord shall refund the balance of said security deposit to Tenant as provided in section 5. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or the obligation to pay any Additional Rent due for the final month of this Lease by reason of the provisions of subsection 3A and this subsection 3B if said security deposit is less than such Additional Rent, nor shall Landlord be required to first apply said security deposit to such Additional Rent if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease.

              C. Any reference in this Lease to "Rent" or "rent" includes Base Rent and Additional Rent.

TIME OF PAYMENT

              4. Tenant shall promptly pay Base Rent, as the same may be adjusted from time to time, and Additional Rent and Charges for work performed on order of Tenant, and any other charges that accrue under this Lease, at the times and place stated in this Lease.

SECURITY DEPOSIT

              5. Tenant, within ten (10) days of the execution of this Lease, will deliver to Landlord a security deposit in the amount of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00) ("Security Deposit"), which sum shall be retained by Landlord as security for the payment by Tenant of the rents and all other payments herein agreed to be paid by Tenant, and for the faithful performance by Tenant of the terms, provisions, covenants and conditions of this Lease. In the event that Tenant is in good standing of its obligations under this lease, then on the first day of Month 16 the Security Deposit will be reduced to Fifty-seven Thousand Six Hundred Thirty and 63/100 Dollars ($57,630.63). The form of the

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       Security Deposit shall, at Tenant's option be either (i) cash or cashier's check, or (ii) a clean, irrevocable letter of credit issued by a bank and in form both reasonably acceptable to the Landlord. It is agreed that Landlord, at Landlord's option, may at the time of any default by Tenant under any of the terms, provisions, covenants or conditions of the Lease (unless Tenant is diligently pursuing cure of the default as permitted under the Lease) apply said sum or any part thereof toward the payment of the rents and all other sums payable by Tenant under this Lease, and towards the performance of each and every one of Tenant's covenants under this Lease, but such covenants and Tenant's liability under this Lease shall thereby be discharged only pro tanto; that Tenant shall remain liable for any amounts that such sum shall be insufficient to pay; that Landlord does utilize any of the security deposit during the Term, Tenant shall immediately repay such amount so that the security deposit shall remain in the total amount described above; that Landlord may exhaust any and all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord to do so; that, in the event this deposit shall not be utilized for any such purposes, then such deposit shall be returned by Landlord to Tenant within thirty (30) days next after the expiration of the Term or the determination and payment of the amount due under Section 3A of this Lease, if any, whichever later occurs. Landlord shall not be required to pay Tenant any interest on said security deposit.

USE

              6. Tenant will use and occupy the Premises for the following use or purpose and for no other use or purpose: GENERAL OFFICE.

QUIET ENJOYMENT

              7. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all terms, provisions, covenants and conditions on Tenant's part to be observed and performed, Tenant shall, subject to all of the terms, provisions, covenants and conditions of this Lease, peaceably and quietly hold and enjoy the Premises for the Term.

INSURANCE PREMIUMS

              8. If Landlord's insurance premiums exceed the standard premium rates because the nature of Tenant's operation results in extra hazardous exposure, then Tenant shall, upon receipt of appropriate invoices from Landlord, reimburse Landlord for such increase in premiums. It is understood and agreed between the parties hereto that any such increase in premiums shall be considered as rent due and shall be included in any lien for rent.

RULES AND REGULATIONS

              9. Tenant agrees to comply with all reasonable rules and regulations Landlord may adopt from time to time for operation of the Building and parking facilities and protection and welfare of Building and Parking facilities, its tenants, visitors and occupants. The present rules and regulations, which Tenant hereby agrees to comply with, entitled "Rules and Regulations" are attached to this Lease. Any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant providing the same do not materially deprive Tenant of its rights established under this Lease.

GOVERNMENTAL REQUIREMENTS

              10. Tenant shall faithfully observe in the use of the Premises all Legal Requirements of all Legal Authorities. For the purposes of this Lease, "Legal Requirements" means any law, statute, code, rule, regulation, ordinance, order, judgment, decree, writ, injunction, franchise, permit, certificate, license (including any beer, wine, or liquor license), authorization, registration, or other direction or requirement of any Legal Authority, which is now or in the future applicable to the Premises, including those not within the present contemplation of the parties and "Legal Authority" means any domestic or foreign federal, state, county, municipal, or other government or governmental or quasi-governmental department, commission, board, bureau, court, agency, or instrumentality having jurisdiction or authority over Landlord, Tenant and/or all or any part of the Premises.

                     Tenant shall:

                     A. neither cause nor permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, or process Hazardous Materials, except in compliance with all Legal Requirements;

                     B. neither cause nor permit a release or threatened release of Hazardous Materials onto the Premises or any other property as a result of any intentional or unintentional act or omission on the part of Tenant;

                     C. comply with all applicable Legal Requirements related to Hazardous Materials;

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                     D. conduct and complete all investigations, studies,
       sampling, and testing, and all remedial, removal, and other actions on, from, or affecting the Premises in accordance with such applicable Legal Requirements and to the satisfaction of Landlord;

                     E. upon the expiration or termination of this Lease, deliver the Premises to Landlord free of all Hazardous Materials caused by Tenant; and

                     F. defend, indemnify, and hold harmless Landlord and Landlord's employees and other agents and other agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise (including, without limitation, accountants' and attorneys' fees (including fees for the services of paralegals and similar persons), consultant fees, investigation and laboratory fees, court costs, and litigation expenses at the trial and all appellate levels), arising out of, or in any way related to (a) the presence, disposal, release, or threatened release, by or caused by Tenant or its agents, of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise; (b) any personal injury, including wrongful death, or damage to property, real or personal, arising out of or related to such Hazardous Materials; (c) any lawsuit brought, threatened, or settled by Legal Authorities or other parties, or order by Legal Authorities, related to such Hazardous Materials; and/or (d) any violation of Legal Requirements related in any way to such Hazardous Materials. The provisions of this Section shall survive the expiration or termination of this Lease. Hazardous materials are any oil and petroleum products and their byproducts, asbestos, polychlorobiphenols, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials as defined under any Legal Requirements, including, without limitation, the following statutes and the regulations promulgated under their authority:
       (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. /section/ /section/
       9601 et seq.); (b) the Hazardous Materials Transportation Act, as amended (49 U.S.C. /sectio/ /section/ 1801 et seq.); (c) the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. /section/ /section/ 6901 et seq.); and (d) the Water Pollution and Control Act, as amended (33 U.S.C. 1317 et seq.).

SERVICES

              11. Landlord will furnish the following services to Tenant:

              Automatically operated elevator service, public stairs, electrical current for lighting, incidentals and normal office use, and water at those points of supply provided for general use of its tenants at all times and on all days throughout the year.

              No electric current shall be used except that furnished or approved by Landlord, nor shall electric cable or wire be brought into the Premises, except upon the written consent and approval of Landlord. Tenant shall use only office machines and equipment that operate on the Building's standard electric circuits, but which in no event shall overload the Building's standard electric circuits from which Tenant obtains electric current. Any consumption of electric current in excess of 4.0 watts per square foot or in excess of that considered by Landlord to be usual, normal and customary for all Tenants, or which require special circuits or equipment (the installation of which shall be at Tenant's expense after approval in writing by Landlord) shall be paid for by Tenant as Additional Rent paid to Landlord in an amount to be determined by Landlord based upon Landlord's estimated cost of such excess electric current consumption or based upon the actual cost thereof if such excess electric current consumption is separately metered.

              Such services shall be provided as long as Tenant is not in default under any of the terms, provisions, covenants and conditions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes to service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, hurricanes, natural disasters, windstorms, acts of God and conditions and cause beyond the control of Landlord, and upon such happening, no claim for damages or abatement of rent for failure to furnish any such services shall be made by Tenant or allowed by Landlord.

              Tenant shall have the right to request Landlord to provide cleaning services, deemed by Landlord to be normal and usual in comparable office buildings, on Monday through Friday, and said cleaning services shall be added to the cost of Tenant's Additional Rent.

TENANT UTILITIES

              11C. It shall be the responsibility of Tenant to pay for all utilities with respect to the Premises when due to Landlord or to utility companies, as applicable. Tenant shall take all necessary actions to assure that no liens arise against the Premises or other portion of the Project as a result of Tenant's failure to pay for electricity, telephone or other charges. To the extent any utility(ies) servicing the Premises are not separately metered for the Premises, then the expense of such utility service shall be included as part of the Operating Expenses. In no event shall Landlord be responsible for the quality, quantity, failure or interruption of any of such utility services to the Premises and/or any other portion of the Project.

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TENANT IMPROVEMENTS

              12. Improvements, if any, to be made to the Premises by Landlord are specifically set forth in the Work Letter attached as Exhibit "B" and thereto are no others. All leasehold improvements (as distinguished from trade fixtures and apparatus) installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the Premises at any time, unless such removal is consented to in advance by Landlord; and at the expiration of this Lease (either on the Termination Date or upon such earlier termination as provided in this Lease), all such leasehold improvements shall be deemed to be part of the Premises, and title thereto shall vest solely in Landlord without payment of any nature to Tenant. All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided Tenant shall not at such time be in default of any terms or covenants of this Lease, and provided further, that Tenant shall repair any damage to the Premises caused by the removal of said trade fixtures and apparatus and shall restore the Premises to substantially the same condition as existed prior to the installation of said trade fixtures and apparatus. The taking of possession by Tenant (or any permitted assignee or subtenant of Tenant) of all or any portion of the Premises for the conduct of business will be deemed conclusive evidence that Tenant has found the Premises, and all of their fixtures and equipment, acceptable.

TENANT WORK

              12A. Any charges against Tenant by Landlord for services or for work done on the Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as rent due and shall be included in any lien for rent.

REPAIR OF LEASED PREMISES

              13. Tenant shall, at Tenant's own expense, keep the Premises in good repair and tenantable condition during the Term and shall replace at its own expense any and all broken glass caused by Tenant in and about the Premises. Tenant shall make no alterations, additions or improvements in or to the Premises without the written consent of Landlord, which shall not be unreasonably withheld, but may be predicated upon but not limited to Tenant's use of contractors who are acceptable to Landlord; and all additions, fixtures, carpet or improvements, except only movable office furniture, shall be the property of Landlord from date of location in the Premises and shall remain a part of the Premises at the expiration of this Lease.

              It is further agreed that this Lease is made by Landlord and accepted by Tenant with the distinct understanding and agreement that Landlord shall have the right and privilege to make and build additions to the Building of which the Premises are a part, and make such alterations and repairs to said Building as it may deem wise and advisable without any liability to the Tenant therefor.

INDEMNIFICATION

              14. Tenant further agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs, and charges, including bond premiums for release of liens and attorneys' fees and costs reasonably incurred in and about the defense of any suit in discharging the said Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

              Tenant herein shall not have any authority to create any liens for labor or materials on Landlord's interest in the Premises and all persons contracting with Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration, or repair of any facilities or other improvements on or about the Premises, and all materialmen, contractors, subcontractors, mechanics, and laborers are hereby charged with notice that they must look only to Tenant and to Tenant's interests in the Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.

PARKING

              15. Landlord shall provide Tenant seventy (70) unassigned parking spaces at no charge. Tenant shall comply with Landlord's procedures and policies in operating the Building parking areas. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents of them, while in or about Building parking areas.

ESTOPPEL STATEMENT

              16. From time to time, upon not less than ten (10) days prior request by Landlord, Tenant shall deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; (c) that Landlord is not in default under any provisions of this Lease or, if in default, the nature thereof in detail; and (d) such other matters pertaining to the Lease as Landlord may request. It is intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any failure to furnish the estoppel statement or misstatement contained in such estoppel statement. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within ten
       (10) days of Landlord's request therefor. This appointment is a power coupled with interest and is a material inducement to Landlord to enter into this Lease.

SUBORDINATION

              17. If the Building and/or Premises are at any time subject to a mortgage and/or deed of trust or ground lease, and Tenant has received written notice from Mortgagee or ground lessor of same, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee and/or ground lessor and each Landlord's Mortgagee and/or ground lessor shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee and/or ground lessor with the same effect as if such action had been taken by Landlord.

              This Lease shall be subject and subordinate to any mortgage and/or ground lease now or hereafter encumbering the Building. This provision shall be self-operative without the execution of any further instruments. Notwithstanding the foregoing, however, Tenant hereby agrees to execute any instrument(s) which Landlord may deem desirable to evidence the subordination of this Lease to any and all such mortgages and/or ground lease.

ATTORNMENT

              18. If the interests of Landlord under this Lease shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement of any mortgage and/or ground lease on the Premises, Tenant shall be bound to such transferee (herein sometimes called the "Purchaser") for the remaining balance of the Term, and any extensions or renewals thereof which may be effective in accordance with the terms and provisions hereof with the same force and effect as if the Purchaser were Landlord under this Lease, and Tenant does hereby agree to attorn to the Purchaser, including the Mortgagee under any such mortgage and/or lessor under any such ground lease if it be the Purchaser, as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon such attornment, to the extent of the then remaining balance of the Term of this Lease and any such extensions and renewals, shall be and are the same as those set forth herein. In the event of such transfer of Landlord's interests, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under this Lease or otherwise and Landlord's successor by acceptance of rent from Tenant hereunder shall become liable and responsible to Tenant in respect in all obligations of the Landlord under this Lease.

ASSIGNMENT

              19. Without the written consent of Landlord first obtained in each case, Tenant shall not sublease, assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease or underlet the Premises or any part thereof or permit the Premises to be occupied by other persons. Landlord agrees to respond to any Tenant request within fifteen (15) days of receipt (failure of Landlord to respond timely shall be deemed to be an acceptance of request). Tenant shall be entitled to assign or sublease this Lease to an affiliated entity, provided Tenant remains liable for the performance of any assignee or sublessee. In the case of a subletting, Landlord's consent may be predicated, among other things, upon Landlord becoming entitled to collect and retain all rentals payable under the prime Lease and fifty percent (50%) of all rental profits from a sublease. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect or accept rent from the assignee, undertenant, or occupant and apply the net amount collected or accepted to the rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant, or occupant as Tenant, nor shall it be construed as or implied to be a release of Tenant from the further observance and performance by Tenant of the terms, provisions, covenants and conditions herein contained.

SUCCESSORS AND ASSIGNS

              20. All terms, provisions, covenants and conditions to be observed and performed by Tenant shall be applicable to and binding upon Tenant's respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

HOLD HARMLESS OF LANDLORD

              21. In consideration of said Premises being leased to Tenant for the above rent, Tenant agrees that Tenant, at all times, shall indemnify and keep Landlord harmless from all losses, damages, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, consequent upon or arising from the use of occupancy of the Premises by Tenant, or consequent upon or arising from any acts, omissions, neglect or fault of Tenant, his agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from Tenant's failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that Landlord shall not be liable to Tenant for any damages, losses or injuries to the persons or property of Tenant which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from gross negligence of Landlord, his agents or employees, and that Tenant will indemnify and keep harmless Landlord from all damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, where said injuries or damages arose about or upon said Premises as a result of the negligence of Tenant, his agents, employees, servants, licensees, visitors, customers, patrons, and invitees. All personal property placed or moved into the Premises or Building shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damage to said personal property. Tenant shall maintain at all times during the Term an insurance policy or policies in an amount or amounts sufficient, in Landlord's opinion, to indemnify Landlord or pay Landlord's damages, if any, resulting from any matters set forth in this section.

              In case Landlord shall be made a party to any litigation commenced against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation and any appeal thereof.

ATTORNEYS' FEES

              22. If either party defaults in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason thereof the other party employees the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to reasonable attorneys' fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy. Tenant shall be responsible to pay Landlord's attorneys' fees for enforcement of Tenant's obligations under this Lease, whether suit be brought or not.

DAMAGE OR DESTRUCTION

              23. In the event all or part of the Premises shall be destroyed or so damaged or injured by fire, windstorm, hurricane, natural disaster, or other casualty, during the Term, whereby the same shall be rendered untenantable, then Landlord shall have the right, but not the obligation, to render such Premises tenantable by repairs within 360 days therefrom; Landlord shall have the further right, at its election, to cancel this Lease as to all or the untenantable portion of the Premises.

              Landlord agrees that, within 60 days following damage or destruction, it shall notify Tenant with respect to whether or not Landlord intends to restore the Premises. If said Premises are not rendered tenantable within the aforesaid 360 days it shall be optional with either party hereto, no later than the date that Premises are in fact rendered tenantable, to cancel this Lease as to the tenantable portion, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. During any time that all or a portion of the Premises are untenantable due to causes set forth in this Section, the Base Rent or a just and fair proportion thereof shall be abated.

              Notwithstanding the foregoing, (a) should damage or destruction occur during the last twelve months of the Term, either Landlord or Tenant shall have the option to terminate this Lease as to the untenantable portion of the Premises, effective on the date of damage or destruction, provided notice to terminate is given within 30 days of the date of such damage or destruction; (b) should damage, destruction or injury occur by reason of Tenant's negligence, Landlord shall have the right, but not the obligation, to render the Premises tenantable within 360 days of the date of damage, destruction or injury and no abatement of Rent shall occur and Tenant shall not have such option to terminate.

INSURANCE

              23A. The Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Premises. The Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the Premises or the Project which are caused by the conduct and operation of said business or by virtue of equipment or property of the Tenant in said Premises. The Tenant agrees to hold the Landlord harmless against all such claims.

                     (1) Tenant shall, at Tenant's sole expense, obtain and keep in force during the Term and any extension or renewal hereof: (i) fire and extended coverage insurance with vandalism and malicious mischief endorsements and a sprinkler leakage endorsement (where applicable), on all of its personal property, including removable trade fixtures, located in the Premises, and on all leasehold improvements and any future additions and improvements made by Tenant; and (ii) comprehensive general liability insurance, including contractual liability coverage, insuring Landlord (as an additional insured) and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.

                     (2) Said insurance shall be with insurance companies approved by Landlord, which approval shall not be unreasonably withheld. Such companies shall be responsible insurance carriers authorized to issue the relevant insurance, authorized to do business in Florida and at least A-rated in the most current edition of BEST'S INSURANCE Reports. Comprehensive general liability insurance, including contractual liability coverage, shall have minimum limits of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for any loss of or damage to property from any one accident, and ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for death of or injury to any one person from any one accident. Fire and extended coverage insurance with vandalism and malicious mischief endorsements and a sprinkler leakage endorsement shall have limits not less than the replacement cost of all property (personal or otherwise) and capital improvements in the premises. The limits of said insurance shall not, however, limit the liability of the Tenant hereunder. The policies cannot contain provisions which deny coverage because the loss is due to the fault of Landlord or Tenant. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Tenant shall deliver to Landlord, prior to occupancy of the Premises, copies of policies of liability insurance required herein, or certificates evidencing the existence and amounts of such insurance, with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord shall have the right to review the Tenant's insurance once every year and to reasonably require Tenant to alter its insurance coverage to cover the effects of inflation and to include or eliminate certain provisions in the Tenant's insurance policy which reflect the then-current industry standards for this type of insurance coverage.

EMINENT DOMAIN

              24. If there shall be taken during the Term any part of the Premises, parking facilities or Building, other than a part not interfering with maintenance, operations, or use of the Building, Landlord may elect to terminate this Lease or to continue same in effect. If Landlord elects to continue the Lease, the rent shall be reduced in proportion to the area of the Premises so taken and Landlord shall repair any damage to the Premises, resulting from such taking. If any part of the Premises is taken by condemnation or Eminent Domain which renders the Premises unsuitable for its intended use, the Tenant may elect to terminate this Lease, or if any part of the Premises is so taken which does not render the Premises unsuitable for its intended use, this Lease shall continue in effect and the rental shall be reduced in proportion to the area of the Premises so taken and Landlord shall repair any damage to the Premises resulting from such taking. If all of the Premises is taken by condemnation or Eminent Domain, this Lease shall terminate on the date of the taking. All sums awarded (or agreed upon between Landlord and the condemning authority) for the taking of the interest of Landlord and/or Tenant, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of Landlord. If this Lease should be terminated under any provisions of this section, Rent shall be payable up to the date that possession is taken by the authority, and Landlord will refund to Tenant any prepaid unaccrued Rent less any sum or amount then owing by Tenant to Landlord.

ABANDONMENT

              25. If, during the Term, Tenant shall abandon, vacate or remove from the Premises the major portion of the goods, wares, equipment or furnishings usually kept on said Premises, or shall cease doing business in the Premises, or shall suffer the rent to be in arrears, Landlord may, at its option, declare a default of this Lease and seek remedies in the manner stated in Section 27 hereof, or Landlord may enter the Premises as the agent of Tenant by force or otherwise, without being liable in any way therefor and relet the Premises with or without any furniture that may be therein, as the agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine, and receive the rent therefor, applying the same to the payment of Rent, and if the full Rent shall not be realized by Landlord over the expenses to Landlord of such reletting, Tenant shall pay any deficiency.

DEFAULT

              26. The occurrence of any of the following during the Term shall constitute an Event of Default by Tenant:

              A. Tenant shall fail to pay when due Base Rent, Additional Rent or any under charges that accrue under this Lease;

              B. Tenant shall fail to pay when due any other sums, fees, charges, costs, or expenses which are payable under this Lease;

              C. Tenant shall, other than in the manner permitted under this Lease, make or permit or suffer to occur any assignment (including any transfer of interest in Tenant which is deemed to be an assignment under this Lease), sublease or occupancy arrangement, conveyance, transfer, conditional or collateral assignment, pledge, hypothecation, or other encumbrance, whether by operation of law or otherwise, of this Lease or any interest in this Lease;

              D. Tenant shall fail in any other way in the performance or observance of any of the non-material terms and conditions of this Lease and within ten (10) days shall not have cured such default or, if impossible of cure within such time but possible of cure within sixty
       (60) days, begun and diligently pursued such cure to completion;

              E. There shall be filed by or against Tenant or any Guarantor of this Lease in any court or other tribunal a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Tenant's, or any Guarantor's, property, unless such petition shall be filed against Tenant or any Guarantor of this Lease and Tenant or such Guarantor shall in good faith promptly thereafter commence and diligently prosecute any and all proceedings appropriate to secure the dismissal of such petition and shall secure such dismissal within thirty (30) days of its filing;

              F. Tenant or any Guarantor of this Lease shall be adjudicated a bankrupt or an insolvent or take the benefit of any federal reorganization or composition proceeding, make an assignment for the benefit of creditors, or take the benefit of an insolvency law;

              G. A trustee in bankruptcy or a receiver shall be appointed or elected or had for Tenant or any Guarantor of this Lease, whether under federal or state laws;

              H. Tenant's interest under this Lease shall be sold under any execution or process of law;

              I. The Premises shall be abandoned or deserted or Tenant shall fail to make continuous use of the Premises for one (1) month for the Use; or

              J. Tenant shall fail to maintain current, duly issued occupational licenses, or any other permit or license required by an applicable legal authority for its operations at the Premises or Tenant shall fail to meet the insurance requirements of this Lease and provide Certificates of Insurance (and policies if requested) evidencing such compliance.

REMEDIES

              27. A. In the event of the occurrence of an Event of Default by Tenant, Landlord, at Landlord's option, may elect to do one or more of the following:

                     (1) Accelerate all of the remaining Rent for the Term, in which event all Rent shall become immediately due and payable;

                     (2) Terminate this Lease as provided by this Section and re-enter the Premises and remove all persons and property from the Premises, either by summary proceedings or by any other suitable action or proceeding at law, or otherwise; or

                     (3) Without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises, either by summary proceedings or by any other suitable action or proceeding at law, or otherwise, and relet all or any part of the Premises.

              B. If Landlord elects to terminate this Lease:

                     (1) Landlord shall give notice of such termination, which shall take effect ten (10) days after such notice is given, or such greater number of days as is set forth in such notice, fully and completely as if the effective date of such termination were the date originally set forth in this Lease for the expiration of the Term;

                     (2) Tenant shall quit and peacefully surrender the Premises to Landlord, without any payment by Landlord for doing so, on or before the effective date of termination; and

                     (3) All Rent, including all Base Rent and Additional Rent (including arrearages), shall become due and shall be paid up to the effective date of termination, together with such expenses, including attorneys' fees, as Landlord shall incur in connection with such termination.

              C. No receipts of monies by Landlord from Tenant after termination of this Lease shall reinstate, continue, or extend the Term, affect any Notice previously given by Landlord to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent.

              D. If Landlord shall terminate this Lease, Landlord shall be entitled to retain, free of trust, all sums then held by Landlord pursuant to any of the provisions of this Lease. In the interim following such termination until the retention of such sums by Landlord free of trust, such sums shall be available to Landlord, but not to Tenant, pursuant to and for the purposes provided by the terms and conditions of this Lease.

              E. In the event of any re-entry and/or dispossession by summary proceedings or otherwise without termination of this Lease:

                     (1) All Rent shall become due and shall be paid up to the time of such re-entry and/or dispossession, together with such expenses, including attorneys' fees, as Landlord shall incur in connection with such re-entry and/or dispossession by summary proceedings or otherwise; and

                     (2) All Rent for the remainder of the Term may be accelerated and due in full, the collection of such sums being subject to the provisions of Subsection F, below; and

                     (3) Landlord may relet all or any part of the Premises, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be equal to, less than, or greater than the period which would otherwise have constituted the balance of the Term. In connection with such reletting:

                            (a) Tenant or Tenant's representative shall pay, as Additional Rent, to Landlord, as they are incurred by Landlord, such reasonable expenses as Landlord may incur in connection with reletting, including, without limitation, legal expenses, attorneys' fees, brokerage commissions, and expenses incurred in altering, repairing, and putting the Premises in good order and condition and in preparing the Premises for reletting;

                            (b) Tenant or Tenant's representative shall pay to Landlord, in monthly installments on the due dates for Rent payments for each month of the balance of the Term, the amount by which any Rent payment exceeds the net amount, if any, of the rents for such period collected on account of the reletting of the Premises; any suit brought to collect such amount for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar action or proceeding;

                            (c) At Landlord's option exercised at any time, Landlord shall be entitled to recover immediately from Tenant, in addition to any other proper claims, but in lieu of and not in addition to any amount which would thereafter become payable under the preceding subsection, a sum equal to the amount by which the sum of the Rent for the balance of the Term, compound discounted at a reasonable rate selected by Landlord to its then-present worth, exceeds the net rental value of the Premises, compound discounted at the same annual rate to its then-present worth, for the balance of the Term. In determining such net rental value of the Premises, the rent realized by any reletting of the Premises, if such reletting is upon terms (other than rental amounts) generally comparable to the terms of this Lease, shall be deemed to be such net rental value; and

                            (d) At Landlord's option, Landlord may make such alterations and/or decorations in or upon the Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the Premises;
       the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability under this Section; the cost of all such alterations and/or decorations shall be paid by Tenant to Landlord as Additional Rent.

              F. Landlord shall have, receive, and enjoy as Landlord's sole and absolute property, any and all sums collected by Landlord as rent or otherwise upon reletting the Premises after Landlord shall resume possession of the Premises as provided by this Lease, including, without limitation, any amounts by which the sum or sums so collected shall exceed the continuing liability of Tenant under this Lease. If Landlord shall have accelerated Rent payments and collected same from Tenant, and subsequently shall have relet the Premises, then Landlord, after deducting all costs related to reletting, including, but not limited to, those described or anticipated in this Section, shall pay to Tenant the amount remaining which is collected as Rent for each month, to the extent Landlord shall have previously received the Rent for such month from Tenant.

              G. Landlord and Tenant agree that after the commencement of suit for possession of the Premises or after final order or judgment for the possession of the Premises, Landlord may demand, receive, and collect any monies due or coming due without in any manner affecting such suit, order, or judgment. All such monies collected shall be deemed to be payments on account of the use and occupation of the Premises, or, at the election of Landlord, on account of Tenant's liability under this Lease.

              H. The words "re-enter" and "re-entry", as used in this Section, are not and shall not be restricted to their technical legal meaning, but are used in the broadest sense.

              I. Tenant waives all rights of redemption which may otherwise be provided by any legal requirement in the event that Landlord shall, because of the occurrence of an Event of Default by Tenant, obtain possession of the Premises under legal proceedings, or pursuant to present or future law or to the terms and conditions of this Lease.

              J. Landlord, in addition to other rights and remedies it may have, shall have the right to (a) keep in place and use all of the furniture, fixtures, and equipment in the Premises, including that which is owned by or leased to Tenant, and (b) to remove all or any part of Tenant's property from the Premises and any property removed may be sold, disposed of, or stored in any public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord shall not be responsible for the care or safekeeping of such property, whether in transport, storage or otherwise. Tenant waives any and all claim against Landlord for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts; Tenant shall be liable to Landlord for costs incurred by Landlord in connection with any storage, transport or other acts anticipated in this Section and shall hold harmless and indemnify Landlord from all loss, damage, cost, expense and liability in connection therewith. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.

              K. Landlord shall be entitled, without notice or bond, to the issuance of pre-judgment writs of replevin, pre-judgment distress writs, attachment writs, break open orders, orders authorizing the locking of the Premises to protect Landlord's lien on personal property, fixtures and equipment, and such other orders as may be issued by a court of law or equity. Landlord shall have the right to take possession as allowed under Chapter 78, Florida Statutes. The remedies described in this Section are cumulative and in addition to and without waiver of all remedies allowed Landlord by this Lease or by case law, common law and statute now or hereinafter in effect. Tenant agrees that the rights and remedies granted Landlord in this Section are commercially reasonable.

ADMINISTRATIVE CHARGES

              28. In the event a Rent payment is not received within five (5) business days after its due date, interest shall be due thereon at the rate of 18% per annum, on the then total Rent due and unpaid. This interest shall accrue on the amount unpaid, including prior interest and administrative fees and late charges, and shall become immediately due and payable from Tenant to Landlord, without notice or demand, at the place of payment. In the event any check, bank draft or negotiable instrument given for any payment under this Lease shall be dishonored at any time for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, to an administrative charge of Two Hundred Dollars ($200.00). These provisions for administrative fees and late charges are not, and shall not be deemed, grace periods. Such administrative fees and late charges are not penalties, but liquidated damages to defray administrative, collection, and related expenses due to Tenant's failure to make such Rent payment when due or failure to process the dishonored instrument. An additional administrative fee and late charge shall become immediately due and payable on the first day of each month for which all or a portion of a Rent payment (together with any administrative fee and late charge) remains unpaid, and for each dishonored instrument.

LIEN FOR PAYMENT OF RENT

              29. Landlord shall have, and Tenant grants to Landlord, a security interest in any furnishings, equipment, fixtures, inventory, and other personal property of any kind belonging to Tenant, or the equity of Tenant in such items, on the Premises or elsewhere (to the extent that such property is owned by Tenant). No lien rights shall extend to any personal property owned by any employee, officer or director of Tenant that may be located on the Premises. Such security interest is granted for the purposes of securing the payment of Rent and other charges, assessments, penalties, and damages required under this Lease to be paid by Tenant, and of securing the performance of all other obligations of Tenant under this Lease. Upon Tenant's default or breach of any terms and conditions of this Lease, Landlord shall have all remedies available under applicable law, equity or as provided in this Lease including without limitation, the right to take possession of any or all of the items referred to in this Section and dispose of them by public or private sale in a commercially reasonable manner. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instruments represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The provision for a landlord's lien as described in this Article shall be in addition to, and not in substitution for, any landlord's lien and similar remedies otherwise provided by statutory or common law.

                     To the extent, if any, that this Lease grants Landlord any lien or lien rights greater than provided by the laws of the State of Florida pertaining to landlords' liens, this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code. Landlord, in addition to the rights prescribed in this Lease, shall have a Security Interest, as that term is defined under this state's Uniform Commercial Code, in the items referred to in this Section to secure the payment to Landlord of the various amounts provided for in this Lease. Tenant agrees to and shall execute and deliver to Landlord such financing statements and such further assurances as Landlord may, from time to time, consider necessary to create, perfect, and preserve the lien described and all additional substitutions, replacements, and accessions thereto, and all proceeds of its or their sale or the disposition (under the Uniform Commercial Code, other statutory provisions, or otherwise). Landlord, at the expense of Tenant, may cause such financing statements and assurances to be recorded and re-recorded, filed and re-filed, and renewed or continued, at such times and places as may be required or permitted by law to create, perfect, and preserve such items. In the event Tenant fails to promptly execute and return to Landlord such financing statements and other instruments as Landlord may require to create, preserve, and perfect its lien, Tenant shall and does hereby designate
       Landlord to act as Tenant's agent and attorney in fact for the sole and limited purpose of executing such financing statements and other instruments and any such execution by Landlord pursuant to this Lease shall be effective and binding upon Tenant as though executed originally by Tenant, such designation being a power coupled with an interest which gives full power and authority to execute and deliver the designated documentation on behalf of Landlord and which is a material inducement to Landlord to enter into this Lease. Tenant's designation of Landlord as agent and attorney-in-fact hereunder shall not be subject to revocation until this Lease is terminated.

WAIVER OF DEFAULT

              30. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

              No waiver of any term, provision, condition or covenant of this Lease by Landlord shall be deemed to imply or constitute a further waiver by Landlord of any other term, provision, condition or covenant of this Lease. In addition to any rights and remedies specifically granted Landlord herein, Landlord shall be entitled to all rights and remedies available at law and in equity, whether existing at time of execution or of enforcement of this Lease, in the event that Tenant shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant's part to be performed or fails to pay Base Rent, Additional Rent or any other sums due Landlord when due. All rights and remedies specifically granted to Landlord herein, by law and in equity shall be cumulative and not mutually exclusive.

RIGHT OF ENTRY

              31. Landlord, or any of its agents, shall have the right to enter the Premises during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or to said Building, or to exhibit said Premises at any time within one hundred fifty (150) days before the expiration of this Lease. Landlord shall provide Tenant with prior notice and agrees to use its efforts not to interfere with daily business operations. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease.

NOTICE

              32. Any notice given Landlord as provided for in this Lease shall be sent to Landlord by registered mail addressed to Landlord at Landlord's Management Office. Any notice to be given Tenant under the terms of this Lease, unless otherwise stated herein, shall be in writing and shall be personally delivered or sent by registered mail or by nationally (U.S.) recognized overnight delivery service to the office of Tenant in the Building. Either party, from time to time, by such notice, may specify another address in the continental United States to which subsequent notice shall be sent.

LANDLORD CONTROLLED AREAS

              33. All automobile parking areas, driveways, entrances and exits thereto, Common Areas, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all facilities and areas and improvements; to police same; from time to time to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the public areas, Common Areas or facilities; to discourage non-tenant parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common Areas and other facilities referred to in such reasonable manner as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking areas and/or Common Areas and other facilities. Reference in this section to parking areas and/or facilities shall in no way be construed as giving Tenant hereunder any rights and/or privileges in connection with such parking areas and/or facilities unless such rights and/or privileges are expressly set forth in this Lease.

CONDITION OF PREMISES
ON TERMINATION OF LEASE
AND HOLDING OVER

              34. Tenant agrees to surrender to Landlord, at the end of the Term and/or upon any cancellation of this Lease, said Premises in as good condition as said Premises were at the beginning of the Term of this Lease, ordinary wear and tear and damage by fire or other casualty not caused by Tenant's negligence excepted. Tenant agrees that if Tenant does not surrender said Premises to Landlord at the end of the Term then Tenant will pay to Landlord double the amount of the current rental for each month or portion thereof that Tenant holds over plus all damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of said Premises, and will indemnify and hold Landlord harmless from and against all claims made by any succeeding Tenant of said Premises against Landlord on account of delay of Landlord in delivering possession of said Premises to said succeeding tenant so far as such delay is caused by failure of Tenant to so surrender the Premises.

              No receipt of money by Landlord from Tenant after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term or affect any such notice, demand, suit or judgment, unless specifically agreed to in writing by Landlord and Tenant.

              No act or thing done by Landlord or its agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

OCCUPANCY TAX

              35. Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the Term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant.

SIGNS

              36. Landlord shall have the right to install signs on the interior or exterior of the Building and Premises and/or change the Building's name or street address. Landlord shall provide space on the Building tenant directory for the name of Tenant, and provide Tenant with building standard signage at the entrance to its Premises at Landlord's expense. If Landlord changes the building address, Landlord agrees to pay all reasonable costs associated with reprinting Tenant's stationery, business cards, marketing materials and the like.

TRIAL BY JURY

              37. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND TENANT'S USE OR OCCUPANCY OF THE PREMISES. Tenant further agrees that it shall not interpose any counterclaim or counterclaims, except compulsory counterclaims, in a summary proceeding or in any action based upon nonpayment of rent or any other payment required of Tenant hereunder. Upon Landlord's request, Tenant shall participate in mediation of a dispute between Landlord and Tenant; the cost of a mediator shall be borne equally by Landlord and Tenant.

RELOCATION OF TENANT

              38. Landlord expressly reserves the right at Landlord's sole cost and expense, to remove Tenant from the Premises and to relocate Tenant in some other space within the Building, which other space shall be decorated by Landlord at

       Landlord's expense. Landlord shall have the right, in Landlord's sole discretion, to use such decorations and materials as may have been used in the original Premises. Nothing herein contained shall be construed to relieve Tenant or imply that Tenant is relieved of the liability for or obligation to pay any Additional Rent due by reason of the provisions of
       Section 3A of this Lease, the provisions of which section shall be applied to the space in which Tenant is relocated on the same basis as said provisions were applied to the Premises from which Tenant is removed. Tenant agrees that Landlord's exercise of its election to remove and relocate Tenant shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the rents and perform the covenants and agreements hereunder for the full Term. Landlord agrees to pay all reasonable costs of relocation including moving expenses, phones/computer installation, printing new business cards and marketing materials, and any other costs incurred due to relocation.

CROSS DEFAULT

              39. If the term of any lease, other than this Lease, made by Tenant for any other space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such default shall, ipso facto, constitute a default hereunder and empower Landlord, at Landlord's sole option, to terminate this Lease as herein provided in the event of default.

INVALIDITY OF PROVISION

              40. If any term, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

TIME OF ESSENCE

              41. Time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

MISCELLANEOUS

              42. The terms Landlord and Tenant as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the section headings are solely for the convenience of the reader and are not intended to be all inclusive. Any exhibit or attachment or formally executed addendum to or modification of this Lease shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated therein.

EFFECTIVE DATE

              43. Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Premises or any other space or premises in, on or about the Building. This instrument becomes effective as a lease only upon execution and delivery by both Landlord and Tenant.

ENTIRE AGREEMENT

              44. This Lease contains the sole and entire agreement between the parties hereto and supersedes all previous written or oral negotiations or agreements between the parties with respect to the subject matter of this Lease, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Premises, or of the remainder of the term of this Lease, shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or contemporaneous oral promises, agreements or warranties except such as are expressed herein. All of the parties to this Lease have participated in its negotiations and preparation; accordingly, this Lease shall not be more strictly construed against any one of the parties.

BROKERAGE

              45. Tenant represents and warrants that it has dealt with no broker, agent or other person other than Landlord, Landlord's broker ACP Realty Services, LLC (which entity is related to Landlord) and Cushman & Wakefield of Florida, Inc. (C&W) in connection with this transaction and that no broker, agent or other person, other Landlord's broker ACP Realty Services, LLC or C&W brought about this transaction. Tenant agrees to indemnify and hold harmless Landlord from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. In case Landlord shall be made a party to litigation by any other broker, agent or person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction, then Tenant shall protect and hold harmless and shall pay all costs, expenses and attorney's fees incurred or paid by Landlord in connection with such litigation and/or appeal. The provisions of this section shall survive the termination of this Lease.

FORCE MAJEURE

              46. Landlord shall not be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed force majeure.

STATUTORY RADON GAS NOTICE

              47. Radon Gas: Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantity, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your County Public Health Unit.

NO WAIVER

              48. No waiver by Landlord of any breach by Tenant of any term or condition of this Lease, and no failure by Landlord to exercise any right or remedy in respect of any such breach, shall constitute a waiver or relinquishment for the future, or bar any right or remedy of Landlord, in respect of any other breach of such term or condition or any breach of any other term or condition of this Lease. No payment by Tenant or receipt of payment by Landlord of an amount less than the full amount then due Landlord under this Lease shall be construed as anything other than a partial payment of such sum then due and owing. No endorsement or statement on any check or letter or any form of payment of accompanying document shall be deemed to be an accord or satisfaction or other form of settlement; Landlord may accept any such payment without prejudice to its rights to recover the balance of sums due and owing under this Lease or to pursue any other remedy permitted under this Lease.

SURVIVAL

              49. All obligations of Tenant which are or may be intended by their nature to be performed and/or complied with after the expiration or earlier termination of this Lease shall survive such expiration or termination. Express provisions in this Lease which require or permit survival in specific instances, or as to specific obligations, shall not be deemed a limitation upon the generality of this survival clause.

PROVISIONS SEVERABLE

              50. Every provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. If any provision of this Lease, or the application of such provision to any person or circumstance, shall be determined by appropriate judicial authority to be illegal, invalid, or unenforceable to any extent, such provision shall, only to such extent, be deemed stricken from this Lease as if never included. The remainder of this Lease, and the application of such provision to persons or circumstances other than those as to which such provision is held illegal, invalid, or unenforceable, shall not be affected.

BINDING EFFECT

              51. The terms and conditions of this Lease shall bind the parties and their respective successors and assigns, and shall inure to the benefit of the parties and their respective permitted successors and assigns. Any waiver of rights by either party shall be deemed not only to be a waiver of such rights by such party but also a waiver of such rights for and on behalf of such party's successors and assigns. This Lease may be changed, amended, or modified only by an agreement in writing signed by the party against whom such change, amendment, or modification is sought to be enforced. If Tenant, with Landlord's consent, shall occupy the Premises prior to the beginning of the Term as specified above, all provisions of this Lease shall be in full force and effect connecting upon such occupancy, and rent for such period shall be paid by Tenant at the same rate herein specified. Tenant recognizes and acknowledges that the provisions of this paragraph are material inducements to Landlord to enter into this Lease.

EXISTING LEASE

              52. Upon lease commencement, Landlord shall terminate simultaneously Tenant's Lease Agreement at Corporate Square, 1500 NW 62nd Street, Suite 404, Fort Lauderdale, Florida.

OPTION TO EXTEND

              53. Provided that Tenant is not in default, Tenant shall have the option to extend the Lease Term for one (1) additional term of five (5) years. Base Rent and Additional Rent terms during the extension option period shall be at the then current market terms and conditions, all as determined by Landlord. All other terms and conditions shall remain as stated in the Lease. Landlord agrees that it will negotiate in good faith regarding market terms and conditions. Prior to the expiration of Month 75 of the Lease, Tenant shall provide Landlord written notice that it intends to enter discussions regarding the extension option. Within 30 days of receipt of Tenant's notice, Landlord shall deliver a lease addendum specifying the Base Rent amount and Additional Rent estimates for the extension. Tenant shall have fifteen (15) days to execute the addendum from the date of receipt.

YEAR 2000

              54. Landlord shall be responsible, at its sole expense, to assure that all building management systems are Year 2000 compliant. Landlord shall be liable for all damages to Tenant and caused by Landlord's inability or failure to achieve Year 2000 compliance.

       IN WITNESS WHEREOF, the parties hereto, have signed, sealed and delivered this Lease in quadruplicate at Broward County, Florida, on the date and year first above written.

WITNESSES:                         LANDLORD: ACP OFFICE I LLC

/S/ CANDY CARLSON                         By: /S/ ILLEGIBLE
--------------------------                    -----------------------
Name: CANDY CARLSON                       Name:   ILLEGIBLE
--------------------------                    -----------------------

/S/ PAUL W. FLESH                         Its:  ILLEGIBLE
--------------------------                    -----------------------
Name: PAUL W. FLESH



WITNESSES:                         TENANT: LEGAL CLUB OF AMERICA CORPORATION

/S/ MARCI A. RUBIN                        By: /S/ MATT J. COHEN
--------------------------                    -----------------------

Name: MARCI A. RUBIN                      Name: MATT COHEN
--------------------------                    -----------------------

/S/ PATTI RUTLEDGE                        Its:  CFO
--------------------------                    -----------------------

Name: PATTI RUTLEDGE


EXHIBITS:
---------

Exhibit A - Floorplan
Exhibit B - Workletter
Exhibit C - Rules and Regulations
Exhibit D - Tenant Acceptance Letter

                                   EXHIBIT "A"

Diagram of floor plan.

                                   EXHIBIT "B"

Tenant accepts leased premises in "as is" condition, except as listed below:

1. Landlord shall install new 26 oz. loop pile carpet.
2. Landlord shall repaint walls with two (2) coats of flat latex paint.
3. Landlord shall install new building standard solid oak wood double-entry doors.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

         The following Rules and Regulations, hereby accepted by Tenant, are prescribed by Landlord to enable Landlord to provide, maintain, and operate, to the best of Landlord's ability, orderly, clear and desirable premises, Building and parking facilities for the Tenants therein at as economical a cost as reasonably possible and in as efficient a manner as reasonably possible, to assure security for the protection of Tenants so far as reasonably possible, and to regulate conduct in and use of said Premises, Building and Parking facilities in such manner as to minimize interference by others in the proper use of same by Tenant.

1. Tenant, its officers, agents, servants and employees shall not block or obstruct any of the entries, passages, doors, elevators, elevator doors, hallways or stairways of Building or garage, or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

2. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Premises, Building or parking facilities shall be restricted to time, method and routing of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, Premises and Building in such movement. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Building. Premises or garage facilities without having first obtained a written permit from Landlord twenty-four
       (24) hours in advance. Safes, large files, electronic data processing equipment and other heavy equipment or machines shall be moved into Premises, Building or parking facilities only with Landlord's written consent and placed where directed by Landlord.

3. No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors, or invitees in or on any part of the outside or inside of the Building, garage facilities or Premises without prior written consent of Landlord and then only of such color, size, character, style and materials and in such places as shall be approved and designated by Landlord. Signs on doors and entrances to Premises shall be placed thereon by a contractor designated by Landlord and paid for by Tenant.

4. Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from Premises, Building or parking facilities regardless of how or when loss occurs, except in the case of gross negligence by Landlord and its agents.

5. No additional locks shall be placed on any door or changes made to existing locks in Building without the prior written consent of Landlord. Landlord will furnish two keys to each lock on doors in the Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant's expense. Landlord may at all times keep a pass key to the Premises. All keys shall be returned to Landlord promptly upon termination of this Lease.

6. Tenant, its officer, agents, servants or employees shall do no painting or decorating in the Premises, or mark, paint or cut into, drive nails or screw into or in any way deface any part of Premises or Building without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of Tenant, with the approval and under the direction of Landlord.

7. Landlord reserve the right to: (i) close the Building at 6:00 P.M., subject, however, to Tenant's right to admittance under regulations prescribed by Landlord, and to require the persons entering the Building to identify themselves and establish their right to enter or to leave the Building; (ii) close all parking areas between the hours of 9:00 P.M. and 7:00 A.M. during week days; (iii) close all parking areas on weekends and holidays.

8. Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound producing instruments or device which may be heard outside Premises, Building or parking facilities, or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in Building.

9. Tenant, its officers, agents, servants and employees shall, before leaving Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid by Tenant. Each Tenant before the closing of the day and leaving the said Premises shall see that all blinds and/or draperies are pulled and drawn.

10. All plate and other glass now in Premises or Building which is broken through cause attributable to Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at expense of Tenant under the direction of Landlord.

11. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment,, plumbing, electric facilities or any part or appurtenance of Premises.

12. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall have caused it.

13. All contractors and/or technicians performing work for Tenant within the Premises, Building or parking facilities shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceiling, equipment or any other physical feature of the Building, Premises or parking facilities. None of this work shall be done by Tenant without Landlord's prior written approval.

14. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building; nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

15. Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by the Tenant, and Tenant shall not permit, erect, and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity of interior and exterior windows, glass panels, or glass doors providing a view into the interior of the Premises unless same shall have first been approved in writing by Landlord.

16. Canvassing, soliciting and peddling in the Building or parking facilities is prohibited and each Tenant shall cooperate to prevent the same. In this respect, Tenant shall promptly report such activities to the Building Manager's office.

17. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

18. The work of Landlord's janitors or cleaning personnel shall not be hindered by Tenant after 5:30 P.M. and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. In this regard, Tenant shall also empty all glasses, cups and other containers holding any type of liquid whatsoever.

19. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant with Landlord's assistance to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of Building or parking facilities, excepting Tenant's own Premises, for disposal.

20. Tenants are cautioned in purchasing furniture and equipment that the size is limited to such as can be placed on the elevator and will pass through the doors of the Premises. Large pieces should be made in parts and set up in the Premises. Landlord reserves the right to refuse to allow to be placed in the Building any furniture or equipment of any description which does not comply with the above conditions.

21. Tenant will be responsible for any damage to the Premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects or spills of any type of liquid.

22. If the Premises demised to any Tenant become infested with vermin, such Tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

23. Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Building, without Landlord's prior approval in writing, and upon such terms and conditions as may be specified by Landlord in each and every instance.

24. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, or use the name of the Building for any purpose other than that of the business address of Tenant or use any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

25. Tenant, its officers, agents, employees, servants, patrons, licensees, customers, invitees and visitors shall not solicit business in the Building's parking facilities or Common Areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the Building's parking facilities.

26. Tenant shall not conduct its business in such manner as to create any nuisance, or interfere with, annoy or disturb any other tenant in the Building, or Landlord in its operation of the Building or commit waste or suffer or permit waste to be committed in the Leases Premises, Building or parking facilities. In addition, Tenant shall not allow its officers, agents, employees, servants, patrons, customers, licensees and visitors to conduct themselves in such manner as to create any nuisance or interfere with, annoy or disturb any other tenant in the Building or Landlord in its operation of the Building or commit waste or suffer or permit waste to be committed in the Leases Premises, Building or parking facilities.

27. Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical operation or bring into Premises, Building or garage facilities any inflammable fluids or explosives without written permission of Landlord.

28. Tenant, its officers, agents, servants or employees shall not use Premises, Building or garage facilities for housing, lodging or sleeping purposes or for the cooking or preparation of food without the prior written consent of the Landlord.

29. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into garage facilities, Building or Premises or keep on Premises any fish, fowl, reptile, insect, or animal or any bicycle or other vehicle without the prior written consent of Landlord, wheel chairs and baby carriages excepted.

30. Neither Tenant nor any officer, agent, employee, servants, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building without the written consent of the Landlord or the authorization of the Heliport administration.

31. Tenant's employing laborers or others outside of the Building shall not have their employees paid in the Building, but shall arrange to pay their payrolls elsewhere.

                                   EXHIBIT "D"

                            TENANT ACCEPTANCE LETTER

       This declaration is hereby attached to and made part of the lease dated _____________ entered into by and between ACP Office I LLC as Landlord and LEGAL CLUB OF AMERICA CORPORATION as Tenant.

       The undersigned, as Tenant, hereby confirms as of the ____day of __________, 1999 the following:

       1. Tenant has accepted possession of the Premises on ________, 1999 and is currently able to occupy the same.

       2.     The Commencement Date as defined in the Lease is _________, 1999.

       3. The obligation to commence the payment of rent commenced or will commence on ______________, 1999.

       4. All alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant's initial occupancy have been satisfactorily completed, except for the following.

              N/A
              -----------------------------------------------------.

              -------------------------------------------------------------.

       5. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

       6. The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above.

       7. There are no offsets or credits against Base Rent or Additional Rent, nor has any Base Rent or Additional Rent been prepaid except as provided pursuant to the terms of the Lease.

       8. Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any rents due under the Lease.

                                           TENANT

WITNESSES:                                 LEGAL CLUB OF AMERICA CORPORATION

_________________________                  By: ___________________________

_________________________                  As: ___________________________